UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2011

CASEY’S GENERAL STORES, INC.

(Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction

of incorporation)

001-34700	42-0935283
(Commission File Number)	(IRS Employer Identification No.)

One Convenience Blvd., Ankeny, Iowa	50021
(Address of principal executive Offices)	(Zip Code)

515/965-6100

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 29, 2011, the Board of Directors of Casey’s General Stores, Inc. authorized the amendment of Sections 6 and 10 of Article II (the “Amendments”) of the Second Amended and Restated Bylaws (the “Bylaws”) to clarify that abstentions will not be taken into account in determining whether shareholders have approved an action. Briefly, the Amendments (i) delete language to the effect that shareholder action, to be approved, generally must receive the affirmative vote of the holders of a majority of shares represented at a shareholders’ meeting and entitled to vote on the subject matter, and (ii) add a new subparagraph (b) to Article II, Section 10, providing that directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present, and further providing that, if a quorum exists, action by the shareholders (other than the election of directors) generally is approved if the votes cast favoring the action exceed the votes cast opposing the action, as Sections 490.725 and 490.728 of the Iowa Business Corporation Act now provide.

The Amendments are being filed as Exhibit 3.2(a) to this Current Report on Form 8-K, and are incorporated herein by this reference.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

The exhibit accompanying this report is listed in the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CASEY’S GENERAL STORES, INC.

Date: August 2, 2011	By:	/s/ William J. Walljasper
William J. Walljasper
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2(a)	Amendments to Second Amended and Restated By-Laws of Casey’s General Stores, Inc.